UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 24, 2003

                                  NUTEK, INC.
              (Exact name of Registrant as specified in charter)


           Nevada                       0-29087          87-0374623
    (State or other jurisdiction        (Commission       (I.R.S. Employer
       of incorporation)               File Number)      Identification)

         6330 McLeod Drive, Suite 1, Las Vegas, NV               89120
        (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code:   (702) 262-2061

ITEM 5. OTHER ITEMS

a.) CANCELLATION OF S-8 ISSUANCE

      The legal services agreement ("Services Agreement") commencing 27th day of January, 2003, by and between James W. Christian of Christian, Smith & Jewell, L.L.P., of Houston, Texas and Nutek Inc. has been concluded. All S-8 stock issued to James W. Christian and held in a third party escrow account as a retainer to guarantee payment will be returned to the company and cancelled by the transfer agent.

b.) CHANGE OF ADDRESS

      The new address for the Company is 6330 McLeod Drive, Suite 1, Las Vegas Nevada 89120. The Company previously moved to 6340 McLeod, as our current space was not available. The telephone number for the business remains the same.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 24, 2003

                              NUTEK, INC.


                              By:
                              /s/ Murray N. Conradie
                              -------------------
                              Murray Conradie, President